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                                                                   Exhibit 99(d)

                                SECOND AMENDMENT
                                       TO
                              PARTNERSHIP AGREEMENT
                                       OF
                           NEWHALL GENERAL PARTNERSHIP

                  This Second Amendment (the "AMENDMENT") to Partnership Agreement of Newhall General Partnership is entered into as of the 19th day of July, 2000 by and among Newhall Management Corporation, a California corporation, Gary M. Cusumano and Thomas L. Lee. This Amendment hereby amends that certain Partnership Agreement of Newhall General Partnership dated as of August 15, 1984, as amended by that certain Certificate of Amendment of Partnership Agreement of Newhall General Partnership dated as of November 14, 1990 by the same parties hereto (as amended the "PARTNERSHIP AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement, as amended hereby.

                                    AGREEMENT

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Partnership Agreement, effective immediately, as follows:

         1.   AMENDMENT TO PARTNERSHIP AGREEMENT.

                  a. SECTION 5.1 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                           "No Partner shall sell, assign, transfer, mortgage, hypothecate, or encumber its interest in the Partnership, except (I) to a revocable inter vivos trust for the exclusive benefit of such Partner and such Partner's spouse or (II) with the written consent of Newhall Management Corporation or its successor."

         2.   MISCELLANEOUS.

                  a. CONSTRUCTION. This Amendment shall be governed, construed and interpreted under and according to the laws of the State of California as applied to agreements solely among California residents to be executed and performed entirely within California.

                  b. ENTIRE AMENDMENT. This Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supercedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the Partnership Agreement shall remain unchanged and in full force and effect. This Amendment shall be deemed part of and is hereby incorporated into the Partnership Agreement. To the extent that any term and conditions of the Partnership Agreement shall contradict or be in conflict with any terms or conditions of this Amendment, the terms and conditions of this Amendment shall control.

                  c. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

                  d. AMENDMENTS. In the event other persons become parties to this Amendment, this Amendment will continue to be binding upon every Shareholder of the Company without the re-execution of or amendment to this Amendment. Except for the admission of parties as provided above,

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this Amendment cannot be altered, amended, changed or modified in any respect or particular except by an instrument in writing signed by all of the parties hereto.

                  e. FURTHER ACTS. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

                  IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Partnership Agreement to be executed and delivered as of the date first written above.

                                    NEWHALL MANAGEMENT CORPORATION



                                    By:     /s/ Trude Tsujimoto
                                        ----------------------------------------
                                        TRUDE A. TSUJIMOTO, Secretary


                                          /s/ Gary M. Cusumano
                                        ----------------------------------------
                                        GARY M. CUSUMANO, Partner


                                          /s/ Thomas L. Lee
                                        ----------------------------------------
                                        THOMAS L. LEE, Partner


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